COOK & BYNUM FUNDS TRUST

AGREEMENT AND DECLARATION OF TRUST

	ARTICLE IV
	Advisory, Management and Distribution Arrangements

4.1	Advisory and Management Arrangements	10
4.2	Distribution Arrangements	10
4.3	Other Arrangements	10
4.4	Parties to Contracts	10

	ARTICLE V
	Limitations of Liability and Indemnification

5.1	No Personal Liability of Shareholders, Trustees, etc.	11
5.2	Mandatory Indemnification	11
5.3	No Bond Required of Trustees	13
5.4	No Duty of Investigation; Notice in Trust Instruments, etc.	13
5.5	Reliance on Experts, etc.	13
5.6	Insurance	13
5.7	Derivative Actions	13

	ARTICLE VI
	Shares of Beneficial Interest

6.1	Description of Series and Shares	14
6.2	Rights of Shareholders	17
6.3	Trust Only	18
6.4	Register of Shares	18
6.5	Transfer Agent and Register	18
6.6	Notices	18

	ARTICLE VII
	Custodians

7.1	Appointment and Duties	18
7.2	Central Certificate System	19

	ARTICLE VIII
	Redemption

8.1	Redemptions	19
8.2	Disclosure of Holding	19

	ARTICLE IX
	Determination of Net Asset Value, Net Income and Distributions

9.1	Net Asset Value	19
9.2	Distributions to Shareholders	19
9.3	Power to Modify Foregoing Procedures	20

	ARTICLE X
	Shareholders

10.1	Voting Powers	20
10.2	Notice of Meeting	21
10.3	Quorum and Required Vote	21
10.4	Proxies, etc.	21

10.5	Shareholder Action by Written Consent	22
10.6	Record Dates	22
10.7	Additional Provisions	22

	ARTICLE XI
	Duration; Termination of Trust; Amendment; Mergers, Etc.

11.1	Duration	23
11.2	Termination	23
11.3	Reorganization	23
11.4	Amendment Procedure	24

	ARTICLE XII
	Miscellaneous

12.1	Filing	24
12.2	Resident Agent	24
12.3	Governing Law	25
12.4	Counterparts	25
12.5	Reliance by Third Parties	25
12.6	Provisions in Conflict with Law or Regulation	25

Cook & Bynum Funds Trust

AGREEMENT AND DECLARATION OF TRUST

THIS AGREEMENT AND DECLARATION OF TRUST made as of the 18th day of March, 2009, by the Trustees hereunder, and by the holders of shares of beneficial interest issued hereunder as hereinafter provided.

WHEREAS, the Trustees desire to create a statutory trust pursuant to the Delaware Act to carry on the business of an investment company;

WHEREAS, this Trust is authorized to issue an unlimited number of its shares of beneficial interest all in accordance with the provisions hereinafter set forth;

WHEREAS, the Trustees have agreed to manage all property coming into their hands as Trustees of a Delaware statutory trust in accordance with the provisions hereinafter set forth.

NOW, THEREFORE, the Trustees, in consideration of the mutual promises and agreements herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Trustees hereby agree as follows:

ARTICLE I
Name and Definitions

1.1 Name and Declaration of Trust. This Trust shall be known as the “Cook & Bynum Funds Trust” and the Trustees shall conduct the business of the Trust under that name, or any other name or names as they may from time to time determine. However, should the Trustees determine that the use of the name of the Trust is not advisable, they may select such other name for the Trust as they deem proper and the Trust may hold its property and conduct its activities under such other name. Any name change shall become effective upon the execution by a majority of the then Trustees of an instrument setting forth the new name and the filing of a certificate of amendment to the Certificate of Trust pursuant to the Delaware Act. Any such instrument shall not require the approval of the Shareholders, but shall have the status of an amendment to this Declaration of Trust. The Trust shall constitute a Delaware statutory trust in accordance with the Delaware Act and this Declaration of Trust, together with the By-Laws, shall constitute the governing instrument of the Trust.  The Trustees are hereby authorized to file the Certificate of Trust with the Office of the Secretary of the State of Delaware and do hereby declare that they will hold all cash, securities, and other assets which they may from time to time acquire in any manner as Trustees hereunder IN TRUST to manage and dispose of the same upon the terms and conditions set forth herein for the benefit of the holders from time to time of shares of beneficial interest in this Trust as hereinafter set forth.

1.2 Definitions. As used in this Declaration, the following terms shall have the following meanings:

“1940 Act” shall mean the Investment Company Act of 1940, and the rules and regulations thereunder and exemptions granted therefrom, all as adopted or amended from time to time.

“Affiliated Person” shall have the meaning given to it in Section 2(a)(3) of the 1940 Act when used with reference to a specified person.

“Assignment” shall have the meaning given to it in Section 2(a)(4) of the 1940 Act.

“By-Laws” shall mean the By-Laws of the Trust as amended from time to time by the Trustees, which By-Laws are expressly herein incorporated by reference as part of the “governing instrument” within the meaning of the DSTA.

“Certificate of Trust” means the certificate of trust as amended from time to time, filed by the Trustees in the Office of the Sectary of the State of the State of Delaware in accordance with the Delaware Act.

“Class” means a class of Shares of a Series of the Trust established in accordance with Article VI hereof.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Commission” shall mean the Securities and Exchange Commission.

“Covered Person” means every person who is, or has been, a trustee or an officer or employee of the Trust.

“Custodian” means any person other than the Trust who has custody of any Trust Property as required by Section 17(f) of the 1940 Act, but does not include a system for the central handling of securities described in said Section 17(f).

“Declaration” shall mean this Agreement and Declaration of Trust, as amended, supplemented or amended and restated from time to time.

“DSTA” or the “Delaware Act” shall mean Chapter 38 of Title 12 of the Delaware Code, as amended from time to time.

“Delaware General Corporation Law” means the Delaware General Corporation Law, 8 Del. C. §§ 100, et. seq., as amended from time to time.

“Distributor” or “Principal Underwriter” means the party, other than the Trust, to the contract described in Article IV, Section 4.2 hereof.

“Fundamental Policies” shall mean the investment policies and restrictions as set forth from time to time in any Registration Statement or contained in any current Registration Statement of the Trust filed with the Commission or as otherwise adopted by the Trustees and the Shareholders in accordance with the requirements of the 1940 Act and designated as fundamental policies therein as they may be amended from time to time in accordance with the requirements of the 1940 Act.

“Interested Person” shall have the meaning given to it in Section 2(a)(19) of the 1940 Act.

“Investment Adviser” or “Adviser” shall mean a party furnishing services to the Trust pursuant to any contract described in Section 4.1 hereof.

“Majority Shareholder Vote” shall mean a vote of “a majority of the outstanding voting securities” (as such term is defined in the 1940 Act) of the Trust with each Class and Series of Shares voting together as a single Class, except to the extent otherwise required by the 1940 Act or this Declaration with respect to any one or more Classes or Series of Shares, in which case the applicable proportion of such Classes or Series of Shares voting as a separate Class or Series, as case may be, also will be required.

"Majority of the Trustees" shall mean a majority of the Trustees in office at the time in question. At any time at which there shall be only one (1) Trustee in office, such term shall mean such Trustee.

“Person” shall mean and include individuals, corporations, partnerships, trusts, limited liability companies, associations, joint ventures, estates and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof, whether domestic or foreign.

“Registration Statement” shall mean the registration statement of the Trust on Form N−1A under the 1940 Act, if any, as in effect from time to time.

“Securities Act” shall mean the Securities Act of 1933, as amended.

"Series" shall mean one or more of the series of Shares authorized by the Trustees to represent the beneficial interest in one or more separate components of the assets of the Trust which are now or hereafter established and designated under or in accordance with the provisions of Article 6 hereof.  Each “Series” shall be a “series” within the meaning of Section 3804(a) of the DSTA.

“Shareholders” shall mean as of any particular time the holders of record of outstanding Shares of the Trust, at such time.

“Share” means the equal proportionate transferable units of interest into which the beneficial interest of each Series or Class is divided from time to time (including whole Shares and fractions of Shares). “Outstanding Shares” means Shares shown in the books of the Trust or its transfer agent as then issued and outstanding, but does not include Shares which have been repurchased or redeemed by the Trust and which are held in the treasury of the Trust.

“Transfer Agent” means any Person other than the Trust who maintains the Shareholder records of the Trust, such as the list of Shareholders, the number of Shares credited to each account, and the like.

“Trust” shall mean the Delaware statutory trust established under the DSTA by this Declaration of Trust, as amended from time to time, and the filing of the Certificate of Trust in the Office of the Secretary of State of the State of Delaware.

“Trust Property” shall mean as of any particular time any and all property, real or personal, tangible or intangible, which at such time is owned or held by or for the account of the Trust or the Trustees in such capacity.

“Trustees” shall mean person or persons who has signed this Declaration and all other persons who may from time to time be duly elected or appointed to serve as Trustee in accordance with the provisions hereof, in each case, so long as such Person shall continue in office in accordance with the terms hereof, and all other persons who at the time in question have been duly elected or appointed and have qualified as trustees in accordance with the provisions hereof and are then in office.

ARTICLE II
Trustees

2.1 Number and Qualification. The number of Trustees shall initially be one, and thereafter shall be such number as fixed from time to time by a written instrument signed by a Majority of the Trustees, provided that the number of Trustees shall be no less than 3 or more than 25. No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term unless the Trustee is specifically removed pursuant to Section 2.3 of this Article II at the time of decrease.

2.2 Term and Election. Each Trustee shall hold office for life or until his successor is elected or the Trust terminates; except as herein after provided.

2.3 Resignation and Removal. Any of the Trustees may resign their trust (without need for prior or subsequent accounting) by an instrument in writing signed by such Trustee and delivered or mailed to the other Trustees or the Chairman, if any, the President or the Secretary and such resignation shall be effective upon such delivery, or at a later date according to the terms of the instrument. Any Trustee may be removed with or without cause at any time by a written instrument signed by at least a majority of the then Trustees, specifying the effective date of removal. Any Trustee who requests to be retired, or who is declared bankrupt or has become physically or mentally incapacitated or is otherwise unable to serve, may be retired by a written instrument signed by a majority of the other Trustees, specifying the effective date of retirement. Any Trustee may be removed at any meeting of the Shareholders by a vote of at least 75% of the Outstanding Shares.

2.4 Vacancies. Whenever a vacancy shall exist amongst the Trustees, regardless of the reason for such vacancy, the remaining Trustees shall appoint any person as they determine in their sole discretion to fill that vacancy, consistent with the limitations under the 1940 Act. Such appointment shall be made by a written instrument signed by a majority of the Trustees or by a resolution of the Trustees, duly adopted and recorded in the records of the Trust, specifying the effective date of the appointment. The Trustees may appoint a new Trustee as provided above in anticipation of a vacancy expected to occur because of the retirement, resignation or removal of a Trustee, or an increase in number of Trustees, provided that such appointment shall become effective only at or after the expected vacancy occurs. As soon as any such Trustee has accepted his appointment in writing, the trust estate shall vest in the new Trustee, together with the continuing Trustees, without any further act or conveyance, and he shall be deemed a Trustee hereunder. The Trustees’ power of appointment is subject to Section 16(a) of the 1940 Act. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in this Article, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by the Declaration. The death, declination to serve, resignation, retirement, removal or incapacity of one or more Trustees, or all of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust. Whenever a vacancy in amongst the Trustees shall occur, until such vacancy is filled, or while any Trustee is absent from his domicile (unless that Trustee has made arrangements to be informed about, and to participate in, the affairs of the Trust during such absence), or is physically or mentally incapacitated, the remaining Trustees shall have all the powers hereunder and their certificate as to such vacancy, absence, or incapacity shall be conclusive. Any Trustee may, by power of attorney, delegate his powers as Trustee for a period not exceeding six (6) months at any one time to any other Trustee or Trustees.

2.5 Meetings. Meetings of the Trustees shall be held from time to time upon the call of the Chairman, if any, or the President or such other persons as may be specified in the By-Laws. Regular meetings of the Trustees may be held without call or notice at a time and place fixed by the By-Laws or by resolution of the Trustees. Notice of any other meeting shall be given to the Trustees before the meeting at the time and in the manner specified in the By-Laws, but may be waived in writing by any Trustee either before or after such meeting. The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Trustee attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been properly called or convened. A quorum for all meetings of the Trustees shall be a majority of the authorized number of Trustees or such greater number as may be specified in the By-Laws. Unless provided otherwise in this Declaration and except as required under the 1940 Act, any action of the Trustees may be taken at a meeting by vote of a majority of the Trustees present (a quorum being present) or without a meeting by written consent of a majority of the Trustees.

Any committee of the Trustees, including an executive committee, if any, may act with or without a meeting. A quorum for all meetings of any such committee shall be one-third, but not less than two, of the members thereof. Unless provided otherwise in this Declaration, any action of any such committee may be taken at a meeting by vote of a majority of the members present (a quorum being present) or without a meeting by written consent of all of the members.

With respect to actions of the Trustees and any committee of the Trustees, Trustees who are Interested Persons in any action to be taken may be counted for quorum purposes under this Section and shall be entitled to vote to the extent not prohibited by the 1940 Act.

All or any one or more Trustees may participate in a meeting of the Trustees or any committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other; participation in a meeting pursuant to any such communications system shall constitute presence in person at such meeting.

2.6 Trustee Action by Written Consent. Except as otherwise limited by the 1940 Act, any action which may be taken by Trustees by vote may be taken without a meeting if that number of the Trustees, or members of a committee, as the case may be, required for approval of such action at a meeting of the Trustees or of such committee at which all of the Trustees or the members of such committee are present consent to the action in writing and the written consents are filed with the records of the meetings of Trustees. Such consent shall be treated for all purposes as a vote taken at a meeting of Trustees.

2.7 Officers. The Trustees shall elect a President, a Secretary, a Treasurer and a Chief Compliance Officer and may elect a Chairman or other officers of the Trust as the Trustees deem appropriate or as required by applicable law who shall serve at the pleasure of the Trustees or until their successors are elected. The Trustees may elect or appoint or may authorize the Chairman, if any, or President to appoint such other officers or agents with such powers as the Trustees may deem to be advisable. A Chairman shall, and the President, Secretary and Treasurer may, but need not, be a Trustee.

2.8 Ownership of Trust Property. The Trust Property of the Trust and of each Series shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustees. Legal title in and beneficial ownership of all of the assets of the Trust shall at all times be considered as vested in the Trust, except that the Trustees may cause legal title in and beneficial ownership of any Trust Property to be held by, or in the name of one or more of the Trustees acting for and on behalf of the Trust, or in the name of any person as nominee acting for and on behalf of the Trust. No Shareholder shall be deemed to have a severable ownership in any individual asset of the Trust or of any Series or any right of partition or possession thereof, but each Shareholder shall have, as provided in Article VI, a proportionate undivided beneficial interest in the Trust or Series or Class thereof represented by Shares. The Shares shall be personal property giving only the rights specifically set forth in this trust instrument. The Trust, or at the determination of one or more of the Trustees or a nominee acting for and on behalf of the Trust, shall be deemed to hold legal title and beneficial ownership of any income earned on securities of the Trust issued by any business entities formed, organized, or existing under the laws of any jurisdiction, including the laws of any foreign country. Upon the resignation or removal of a Trustee, or his otherwise ceasing to be a Trustee, he shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of the resigning or removed Trustee. Upon the incapacity or death of any Trustee, his legal representative shall execute and deliver on his behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

ARTICLE III
Powers and Duties of Trustees

3.1 General. The Trustees in all instances shall act as principals for and on behalf of the Trust and their acts shall bind the Trust. The business and affairs of the trust shall be managed by the trustees and they shall have full power and authority to do any and all acts and to make and execute all contracts and instruments that they may consider necessary, appropriate or desirable in connection with the management of the Trust. The Trustees shall have the full power and authority to adopt such accounting and tax accounting practices as they consider appropriate for the trust and for any Class or Series. The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without The State of Delaware, in any and all states of the United States of America, in the District of Columbia, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies, and instrumentalities of the United States of America and of foreign governments, and to do all such other things as they deem necessary, appropriate or desirable in order to promote or implement the interests of the Trust or of any Class or Series although such things are not herein specifically mentioned. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by this Declaration. The Trustees may perform such acts as in their sole discretion are proper for conducting the business of the Trust. The enumeration of any specific power herein shall not be construed as limiting the aforesaid power. Such powers of the Trustees may be exercised without order of or resort to any court. Any determination as to what is in the interest of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Trustees.

3.2 Investments. The Trustees shall have full power and authority, subject to the Fundamental Policies in effect from time to time with respect to the Trust to:

(i)           manage, conduct, operate and carry on the business of an investment company, and exercise all the powers necessary and appropriate to the conduct of such operations;

(ii)           subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, exchange, distribute or otherwise deal in or dispose of any and all sorts of property, tangible or intangible, including but not limited to securities and investments of any type whatsoever, whether equity or non-equity, but not limited to, stocks, profit-sharing interests or participations and all other contracts for or evidences of equity interests, bonds, debentures, warrants and rights to purchase securities, and interests in loans, certificates of beneficial interest, bills, notes and all other contracts for or evidences of indebtedness, money market instruments including bank certificates of deposit, finance paper, commercial paper, bankers’ acceptances and other obligations, and all other negotiable and non-negotiable securities and instruments, however named or described, issued by corporations, trusts, associations or any other Persons, domestic or foreign, or issued or guaranteed by the United States of America or any agency or instrumentality thereof, by the government of any foreign country, by any State, territory or possession of the United States, by any political subdivision or agency or instrumentality of any state or foreign country, or by any other government or other governmental or quasi-governmental agency or instrumentality, domestic or foreign; to acquire and dispose of interests in domestic or foreign loans made by banks and other financial institutions; to deposit any assets of the Trust in any bank, trust company or banking institution or retain any such assets in domestic or foreign cash or currency; to purchase and sell gold and silver bullion, precious or strategic metals, and coins and currency of all countries; to engage in “when issued” and delayed delivery transactions; to enter into repurchase agreements, reverse repurchase agreements and firm commitment agreements; to employ all types and kinds of hedging techniques and investment management strategies; and to change the investments of the Trust; and the right to consent and otherwise act with respect thereto, with power to designate one or more Persons to exercise any of said rights, powers and privileges in respect of any of said investments. The Trustees shall not be limited by any law limiting the investments which may be made by fiduciaries.

(iii)           To acquire (by purchase, subscription or otherwise), to hold, to trade in and deal in, to acquire any rights or options to purchase or sell, to sell or otherwise dispose of, to lend and to pledge any Trust Property or any of the foregoing securities, instruments or investments; to purchase and sell options on securities, currency, precious metals and other commodities, indices, futures contracts and other financial instruments and assets and enter into closing and other transactions in connection therewith; to enter into all types of commodities contracts, including without limitation the purchase and sale of futures contracts on securities, currency, precious metals and other commodities, indices and other financial instruments and assets; to enter into forward foreign currency exchange contracts and other foreign exchange and currency transactions of all types and kinds; to enter into interest rate, currency and other swap transactions; and to engage in all types and kinds of hedging and risk management transactions.

(iv)           To exercise all rights, powers and privileges of ownership or interest in all securities and other assets included in the Trust Property, including without limitation the right to vote thereon and otherwise act with respect thereto; and to do all acts and things for the preservation, protection, improvement and enhancement in value of all such securities and assets.

(v)           To acquire (by purchase, lease or otherwise) and to hold, use, maintain, lease, develop and dispose of (by sale or otherwise) any type or kind of property, real or personal, including domestic or foreign currency, and any right or interest therein.

(vi)           To borrow money and in this connection issue notes, commercial paper or other evidence of indebtedness; to secure borrowings by mortgaging, pledging or otherwise subjecting as security all or any part of the Trust Property; to endorse, guarantee, or undertake the performance of any obligation or engagement of any other Person; to lend all or any part of the Trust Property to other Persons; and to issue general unsecured or other obligations of the Trust, and enter into indentures or agreements relating thereto.

(vii)           To aid, support or assist by further investment or other action any Person, any obligation of or interest which is included in the Trust Property or in the affairs of which the Trust has any direct or indirect interest; to do all acts and things designed to protect, preserve, improve or enhance the value of such obligation or interest; and to guarantee or become surety on any or all of the contracts, securities and other obligations of any such Person.

(viii)           To employ as Custodian of any assets of the Trust, subject to any provisions herein or in the By-Laws, one or more banks, trust companies or companies that are members of a national securities exchange, or other entities permitted by the Commission to serve as such.

(ix)           To retain one or more transfer agents and shareholder servicing agents, or both.

(x)           To provide for the distribution of Shares either through a Distributor or other principal underwriter as provided herein or by the Trust itself, or both, or pursuant to a distribution plan of any kind.

(xi)           To set record dates in the manner provided for herein or in the By-Laws.

(xii)           To delegate such authority as they consider desirable to any officers of the Trust and to any agent, independent contractor, manager, investment adviser, Custodian or Distributor or Principal Underwriter.

(xiii)           To delegate such authority as they consider desirable to any officers of the Trust and to any manager, investment adviser, sub-investment adviser, Custodian or Distributor or Principal Underwriter or other agent or independent contractor,.

(xiv)           To join other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper.

(xv)                      To carry on any other business in connection with or incidental to any of the foregoing powers referred to in this Declaration, to do everything necessary, appropriate or desirable for the accomplishment of any purpose or the attainment of any object or the furtherance of any power referred to in this Declaration, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or arising out of or connected with such business or purposes, objects or powers.

(xvi)           To hold any security or property in a form not indicating any trust, whether in bearer, book entry, unregistered or other negotiable form; or either in its own name or in the name of a Custodian or a nominee or nominees, subject in either case to proper safeguards according to the usual business practice of statutory trusts or investment companies.

(xvii)           To establish separate and distinct Series with separately defined investment objectives and policies and distinct investment purposes, and with separate shares representing beneficial interests in such Series, and to establish separate Classes.

(xviii)                      To the full extent permitted by Section 3804 of the Delaware Act, to allocate assets, liabilities and expenses of the Trust to a particular Series and assets, liabilities and expenses of the Trust to a particular Class or to apportion the same between or among two or more Series or Classes, provided that any liabilities or expenses incurred by a particular Series or Class shall payable solely out of the assets belonging to that Series or Class.

(xiv)           To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or concern whose securities are held by the Trust; to consent to any contract, lease, mortgage, purchase, or sale of property by such corporation or concern; and to pay calls or subscriptions with respect to any security held in the Trust.

(xv)           To compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust or any matter in controversy including, but not limited to, claims for taxes.

(xvi)           To make distributions of income, capital gains, returns of capital (if any) and redemption proceeds to Shareholders in the manner hereinafter provided for.

(xvii)           To establish committees for such purposes, with such membership, and with such responsibilities as the Trustees may consider proper, including a committee consisting of fewer than all of the Trustees then in office, which may act for and bind the Trustees and the Trust with respect to the institution, prosecution, dismissal, settlement, review or investigation of any legal action, suit or proceeding, pending or threatened.

The foregoing clauses shall be construed both as objects and powers, and shall not be held to limit or restrict in any manner the general and plenary powers of the Trustees.

Notwithstanding any other provision herein, the Trustees shall have full power in their discretion, without any requirement of approval by Shareholders, to invest part or all of the Trust Property, or to dispose of part or all of the Trust Property and invest the proceeds of such disposition, in securities issued by one or more other investment companies registered under the 1940 Act.

3.3 Legal Title. Legal title to all of the Trust Property shall at all times be considered to be vested in the Trust, except that the Trustees shall have the power to cause legal title to any Trust Property to be held by or in the name of any Person (including a Trustee) as nominee, on such terms as the Trustees may determine, in accordance with applicable law. If a Trustee is holding legal title to any Trust Property for the Trust, then the right, title and interest of each such Trustee in the Trust Property shall vest automatically in each Person who may thereafter replace such Trustee, and upon the resignation, removal or death of a Trustee, he or she shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

3.4 Issuance and Repurchase of Shares. The Trustees shall have the full power and authority to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in, Shares, including Shares in fractional denominations, and, subject to the more detailed provisions set forth in Articles VIII and IX, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property whether capital or surplus or otherwise. Shares may be sold for cash or property or other consideration whenever and in such amounts and manner as the Trustees deem desirable. The Trustees shall have full power to provide for the distribution of Shares either through one or more principal underwriters or by the Trust itself, or both.

3.5 Borrow Money. Subject to the Fundamental Policies in effect from time to time with respect to the Trust, the Trustees shall have the power to borrow money or other property in the name of the Trust exclusively for Trust purposes and in this connection issue notes or other evidence of indebtedness; to secure borrowings by mortgaging, pledging or otherwise subjecting as security the Trust Property; and to endorse, guarantee, or undertake the performance of any obligation or engagement of any other Person and to lend Trust Property.

3.6 Delegation; Committees. The Trustees shall have the power, consistent with their continuing exclusive authority over the management of the Trust and the Trust Property, to delegate from time to time to such of their number or to officers, employees or agents of the Trust the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Trustees or otherwise as the Trustees may deem expedient, to at least the same extent as such delegation is permitted to directors of corporations formed under the Delaware General Corporation Law and is permitted by the 1940 Act, as well as any further delegations the Trustees may determine to be desirable, expedient or necessary in order to effect the purpose hereof. The Trustees may designate an executive committee which shall have the same authority as all of the Trustees acting together except such committee cannot declare dividends except to the extent specifically delegated by the Trustees and cannot authorize removal of a Trustee or any merger, consolidation or sale of all or substantially all of the assets of the Trust.

3.7 Collection and Payment. The Trustees shall have full power and authority to collect all property due to the Trust; to pay all claims, including taxes, against the Trust Property or the Trust, the Trustees or any officer, employee or agent of the Trust; to prosecute, defend, compromise or abandon any claims relating to the Trust Property or the Trust, or the Trustees or any officer, employee or agent of the Trust; to foreclose any security interest securing any obligations, by virtue of which any property is owed to the Trust; and to enter into releases, agreements and other instruments.

3.8 Expenses. The Trustees shall have full power and authority to incur and pay out of the assets or income of the Trust any expenses which in the opinion of the Trustees are necessary or incidental to carry out any of the purposes of this Declaration, the powers of the Trustees, and the business of the Trust, and to pay reasonable compensation from the funds of the Trust to themselves as Trustees. The Trustees shall fix the compensation of all officers, employees and Trustees. The Trustees may pay themselves such compensation for special services, including legal, underwriting, syndicating and brokerage services, as they in good faith may deem reasonable and reimbursement for expenses reasonably incurred by them on behalf of the Trust.

3.9 By-Laws. The Trustees shall have the exclusive authority to adopt and from time to time amend or repeal By-Laws for the conduct of the business of the Trust not inconsistent with this Declaration of Trust. Unless the By-Laws specifically require that Shareholders authorize or approve the amendment or repeal of a particular provision of the By-Laws, any provision of the By-Laws may be amended or repealed by the Trustees without Shareholder authorization or approval.

3.10 Miscellaneous Powers. The Trustees shall have the power to: (a) employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of the Trust; (b) enter into joint ventures, partnerships and any other combinations or associations; (c) purchase, and pay for entirely out of Trust Property, insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisors, distributors, selected dealers or independent contractors of the Trust against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such Person in such capacity, whether or not constituting negligence, or whether or not the Trust would have the power to indemnify such Person against such liability; (d) establish pension, profit-sharing, share purchase, and other retirement, incentive and benefit plans for any Trustees, officers, employees and agents of the Trust; (e) make donations, irrespective of benefit to the Trust, for charitable, religious, educational, scientific, civic or similar purposes; (f) to the extent permitted by law, indemnify or reimburse any Person with whom the Trust has dealings, including without limitation any advisor, administrator, manager, transfer agent, Custodian, Distributor or selected dealer, or any other person as the Trustees may see fit to such extent as the Trustees shall determine; (g) guarantee indebtedness or contractual obligations of others; (h) determine and change the fiscal year of the Trust and the method in which its accounts shall be kept; (i) notwithstanding the Fundamental Policies of the Trust, convert the Trust to a master-feeder structure; (j) adopt a seal for the Trust but the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust and (k) distribute to Shareholders all or any part of the earnings or profits, surplus (including paid-in surplus), capital (including paid-in capital) or assets of the Trust, the amount of such distributions and the manner of payment thereof to be solely at the discretion of the Trustees.

3.11 Further Powers. The Trustees shall have the power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all states of the United States of America, in the District of Columbia, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America and of foreign governments, and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees. Neither the Trust nor the Trustees shall be required to obtain any court order to deal with any of the Trust Property or take any other action hereunder.

ARTICLE IV
Service Contracts

4.1 Advisory and Management Arrangements. Subject to such requirements and restrictions as may be set forth in the By-Laws and/or the 1940 Act, the Trustees may, at any time and from time to time, contract for exclusive or nonexclusive advisory, management and/or administrative services for the Trust or for any Series with any corporation, trust, association or other organization, including any Affiliated Person; and any such contract may contain such other terms as the Trustees may determine, including without limitation, authority for the Investment Adviser or administrator to determine from time to time without prior consultation with the Trustees what securities and other instruments or property shall be purchased or otherwise acquired, owned, held, invested or reinvested in, sold, exchanged, transferred, mortgaged, pledged, assigned, negotiated, or otherwise dealt with or disposed of, and what portion, if any, of the Trust Property shall be held uninvested and to make changes in the Trust’s or a particular Series’ investments, or such other activities as may specifically be delegated to such party.

The Trustees may also authorize the Trust to employ, or authorize the Investment Adviser to employ, one or more sub-investment advisers from time to time to perform such of the acts and services of the Investment Adviser and upon such terms and conditions as may be agreed upon between the Investment Adviser and such sub-investment adviser and approved by the Trustees.

4.2 Distribution Arrangements. Subject to compliance with the 1940 Act, the Trustees may retain underwriters, Distributors and/or placement agents to sell Trust Shares. The Trustees may in their discretion from time to time enter into one or more contracts, providing for the sale of the Shares of the Trust, whereby the Trust may either agree to sell such Shares to the other party to the contract or appoint such other party its sales agent for such Shares. In either case, the contract shall be on such terms and conditions as the Trustees may in their discretion determine, not inconsistent with the provisions of this Article IV or the By-Laws; and such contract may also provide for the repurchase or sale of Shares of the Trust by such other party as principal or as agent of the Trust and may provide that such other party may enter into selected dealer agreements with registered securities dealers and brokers and servicing and similar agreements with persons who are not registered securities dealers to further the purposes of the distribution or repurchase of the Shares of the Trust.

4.3 Other Arrangements. The Trustees are further empowered, at any time and from time to time, to contract with any Persons to provide such other services to the Trust, as the Trustees determine to be in the best interests of the Trust, including appointing it or them to act as the Custodian, transfer agent, dividend disbursing agent, fund accountant, and/or shareholder servicing agent for the Trust or one or more of the Series or Classes of its Shares.

4.4 Parties to Contracts. The fact that:

(i)          any of the Shareholders, Trustees, employees or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, Adviser, Principal Underwriter, Distributor, or Affiliated Person or agent of or for any corporation, trust, association, or other organization, or for any parent or Affiliated Person of any organization with which an Adviser’s, management or administration contract, or Principal Underwriter’s or distributor’s contract, or Custodian, transfer, dividend disbursing, fund accounting, shareholder servicing or other type of service contract may have been or may hereafter be made, or that any such organization, or any parent or Affiliated Person thereof, is a Shareholder or has an interest in the Trust, or that

(ii)         any corporation, trust, association or other organization with which an Adviser’s, management or administration contract or Principal Underwriter’s or Distributor’s contract, or Custodian, transfer, dividend disbursing, fund accounting, shareholder servicing or other type of service contract may have been or may hereafter be made also has an Adviser’s, management or administration contract, or Principal Underwriter’s or distributor’s contract, or Custodian, transfer, dividend disbursing, shareholder servicing or other service contract with one or more other corporations, trusts, associations, or other organizations, or has other business or interests, shall not affect the validity of any such contract or disqualify any Shareholder, Trustee, employee or officer of the Trust from voting upon or executing the same, or create any liability or accountability to the Trust or its Shareholders, provided that the establishment of and performance under each such contract is permissible under the provisions of the 1940 Act.

ARTICLE V
Limitations of Liability and Indemnification

5.1 No Personal Liability of Shareholders, Trustees, etc. No Shareholder of the Trust shall be subject in such capacity to any personal liability whatsoever to any Person in connection with Trust Property or the acts, obligations or affairs of the Trust. As provided in the DSTA, and except to the extent otherwise provided in the immediately preceding sentence, Shareholders shall have the same limitation of personal liability as is extended to stockholders of a private corporation for profit incorporated under the Delaware General Corporation Law. No Trustee or officer of the Trust shall be subject in such capacity to any personal liability whatsoever to any Person, save only liability to the Trust or its Shareholders arising from bad faith, willful misfeasance, gross negligence or reckless disregard for his duty to such Person; and, subject to the foregoing exception, all such Persons shall look solely to the Trust Property for satisfaction of claims of any nature arising in connection with the affairs of the Trust. If any Shareholder, Trustee or officer, as such, of the Trust, is made a party to any suit or proceeding to enforce any such liability, subject to the three immediately preceding sentences, he shall not, on account thereof, be held to any personal liability. Any repeal or modification of this Section 5.1 shall not adversely affect any right or protection of a Trustee or officer of the Trust existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

The Trustees may provide that every note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officer or officers shall give notice that a Certificate of Trust in respect of the Trust is on file with the Secretary of State of the State of Delaware and may recite to the effect that the same was executed or made by or on behalf of the Trust or by them as Trustee or Trustees or as officer or officers, and not individually, and that the obligations of any instrument made or issued by the Trustees or by any officer or officers of the Trust are not binding upon any of them or the Shareholders individually but are binding only upon the assets and property of the Trust.  The omission of any statement to such effect from such instrument shall not operate to bind any Trustee or Trustees or officer or officers or Shareholder or Shareholders individually.

5.2 Mandatory Indemnification. (a) The Trust hereby agrees to indemnify each person who at any time serves as a Trustee or officer of the Trust (each such person being an “indemnitee”) against any liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and reasonable counsel fees reasonably incurred by such indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which he may be or may have been involved as a party or otherwise or with which he may be or may have been threatened, while acting in any capacity set forth in this Article V by reason of his having acted in any such capacity, except with respect to any matter as to which he shall not have acted in good faith in the reasonable belief that his action was in the best interest of the Trust or, in the case of any criminal proceeding, as to which he shall have had reasonable cause to believe that the conduct was unlawful, provided, however, that no indemnitee shall be indemnified hereunder against any liability to any person or any expense of such indemnitee arising by reason of (i) willful misfeasance, (ii) bad faith, (iii) gross negligence, or (iv) reckless disregard of the duties involved in the conduct of his position (the conduct referred to in such clauses (i) through (iv) being sometimes referred to herein as “disabling conduct”). Notwithstanding the foregoing, with respect to any action, suit or other proceeding voluntarily prosecuted by any indemnitee as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such indemnitee (1) was authorized by a majority of the Trustees or (2) was instituted by the indemnitee to enforce his or her rights to indemnification hereunder in a case in which the indemnitee is found to be entitled to such indemnification. The rights to indemnification set forth in this Declaration shall continue as to a person who has ceased to be a Trustee or officer of the Trust and shall inure to the benefit of his or her heirs, executors and personal and legal representatives. No amendment or restatement of this Declaration or repeal of any of its provisions shall limit or eliminate any of the benefits provided to any person who at any time is or was a Trustee or officer of the Trust or otherwise entitled to indemnification hereunder in respect of any act or omission that occurred prior to such amendment, restatement or repeal.

(b)           Notwithstanding the foregoing, no indemnification shall be made hereunder unless there has been a determination (i) by a final decision on the merits by a court or other body of competent jurisdiction before whom the issue of entitlement to indemnification hereunder was brought that such indemnitee is entitled to indemnification hereunder or, (ii) in the absence of such a decision, by (1) a majority vote of a quorum of those Trustees who are neither “interested persons” of the Trust (as defined in Section 2(a)(19) of the 1940 Act) nor parties to the proceeding (“Disinterested Non-Party Trustees”), that the indemnitee is entitled to indemnification hereunder, or (2) if such quorum is not obtainable or even if obtainable, if such majority so directs, independent legal counsel in a written opinion concludes that the indemnitee should be entitled to indemnification hereunder. All determinations to make advance payments in connection with the expense of defending any proceeding shall be authorized and made in accordance with the immediately succeeding paragraph (c) below.

(c)           The Trust shall make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder if (i) the Trust receives a written affirmation by the indemnitee of the indemnitee’s good faith belief that the standards of conduct necessary for indemnification have been met and a written undertaking from such indemnitee to reimburse the Trust if it is subsequently determined that the indemnitee is not entitled to such indemnification, (ii) if a majority of the Trustees determine that the applicable standards of conduct necessary for indemnification appear to have been met, and (iii) at least one of the following conditions is met: (A) the indemnitee shall provide adequate security for his undertaking, (B) the Trust shall be insured against losses arising by reason of any lawful advances, or (C) a majority of a quorum of the Disinterested Non−Party Trustees, or if a majority vote of such quorum so direct, independent legal counsel in a written opinion, shall conclude, based on a review of readily available facts (as opposed to a full trial−type inquiry), that there is substantial reason to believe that the indemnitee ultimately will be found entitled to indemnification.

(d)           The rights accruing to any indemnitee under these provisions shall not exclude any other right which any person may have or hereafter acquire under this Declaration, the By-Laws of the Trust, any statute, agreement, vote of stockholders or Trustees who are “disinterested persons” (as defined in Section 2(a)(19) of the 1940 Act) or any other right to which he or she may be lawfully entitled.

(e)           Subject to any limitations provided by the 1940 Act and this Declaration, the Trust shall have the power and authority to indemnify and provide for the advance payment of expenses to employees, agents and other Persons (other than officers or Trustees, for whom indemnification is provided as set forth in Section 5.2(a) through (d) above) providing services to the Trust or serving in any capacity at the request of the Trust to the full extent corporations organized under the Delaware General Corporation Law may indemnify or provide for the advance payment of expenses for such Persons, provided that such indemnification has been approved by a majority of the Trustees.

5.3 No Bond Required of Trustees. No Trustee shall be obligated to give any bond or other security for the performance of any of his duties hereunder.

5.4 No Duty of Investigation; Notice in Trust Instruments, etc. No purchaser, lender, transfer agent or other person dealing with the Trustees or with any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, undertaking, instrument, certificate, Share, other security of the Trust, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively taken to have been executed or done by the executors thereof only in their capacity as Trustees under this Declaration or in their capacity as officers, employees or agents of the Trust. The Trustees may maintain insurance for the protection of the Trust Property, its Shareholders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable or is required by the 1940 Act.

5.5 Reliance on Experts, etc. Each Trustee and officer or employee of the Trust shall, in the performance of its duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel, or upon reports made or advice given to the Trust by any of the Trust’s officers or employees or by any advisor, administrator, manager, distributor, selected dealer, accountant, appraiser or other expert or consultant selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee.

5.6 Insurance. To the fullest extent permitted by applicable law, the officers and Trustees shall be entitled and have the authority to purchase with Trust Property, insurance for liability and for all expenses reasonably incurred or paid or expected to be paid by a Trustee or officer in connection with any claim, action, suit or proceeding in which such Person becomes involved by virtue of such Person’s capacity or former capacity with the Trust, whether or not the Trust would have the power to indemnify such Person against such liability under the provisions of this Article.

5.7. Derivative Actions. In addition to the requirements set forth in Section 3816 of the Delaware Act, a Shareholder may bring a derivative action on behalf of the Trust only if the following conditions are met:

(i)           Shareholders eligible to bring such derivative action under the Delaware Act who hold at least 10% of the Outstanding Shares of the Trust, or 10% of the Outstanding Shares of the Series or Class to which such action relates, shall join in the request for the Trustees to commence such action; and

(ii)           the Trustees must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim. The Trustees shall be entitled to retain counsel or other advisers in considering the merits of the request and shall require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisers in the event that the Trustees determine not to bring such action.

ARTICLE VI
Shares of Beneficial Interest

6.1 Description of Series, Classes and Shares. (a) General. The beneficial interest in the Trust shall be divided into Shares (either full or fractional) having $ 0.01 par value per Share, of which an unlimited number may be issued. The Trustees shall have the authority from time to time to establish and designate one or more separate, distinct and independent Series of Shares (each of which Series, including without limitation each Series authorized in Section 6.1(b) hereof, shall represent interests only in the assets attributed by the Trustees to such Series), and to authorize separate Classes of Shares of any such Series, as they deem necessary or desirable. All Shares of any Series shall be of one Class, provided that the Trustees shall have the power to classify or reclassify any unissued Shares of any Series into any number of additional Classes of such Series as set forth in Section 6.1(b).

(b)           Establishment, etc. of Series or Class; Authorization of Shares. Without limiting the authority of the Trustees set forth in this Article VI to establish and designate any further Series or Classes or to modify the rights and preferences of any Series or Class, the following Series shall be, and is hereby, established and designated: "The Cook & Bynum Fund".  The establishment and designation of any additional Series or Class and the authorization of the Shares thereof shall be effective upon the execution by a Majority of the Trustees (or by an officer of the Trust pursuant to the vote of a Majority of the Trustees) of an instrument setting forth such establishment and designation and the relative rights and preferences of the Shares of such Series or Class and the manner in which the same may be amended (a “Certificate of Designation”), and may provide that the number of Shares of such Series or Class which may be issued is unlimited, or may limit the number issuable. At any time that there are no Shares outstanding of any particular Series or Class previously established and designated, the Trustees may by an instrument executed by a Majority of the Trustees (or by an officer of the Trust pursuant to the vote of a Majority of the Trustees) terminate such Series or Class and the establishment and designation thereof and the authorization of its Shares (a “Certificate of Termination”). Each Certificate of Designation, Certificate of Termination and any instrument amending a Certificate of Designation shall have the status of an amendment to this Declaration of Trust.  The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of the Trust generally or any other Series thereof, and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other Series shall be enforceable against the assets of such Series.

(c)           Character of Separate Series, Classes and Shares Thereof. Each Series established hereunder shall represent beneficial interests in a separate component of the assets of the Trust. Holders of Shares of a Series shall be considered Shareholders of such Series, but such Shareholders shall also be considered Shareholders of the Trust for purposes of receiving reports and notices and, except as otherwise provided herein or in the Certificate of Designation of a particular Series, or as required by the 1940 Act or other applicable law, the right to vote, all without distinction by Series. The Trustees shall have exclusive power without the requirement of Shareholder approval to establish and designate such separate and distinct Series, and to fix and determine the relative rights and preferences as between the shares of the respective Series, and as between the Classes of any Series, as to rights of redemption and the price, terms and manner of redemption, special and relative rights as to dividends and other distributions and on liquidation, sinking or purchase fund provisions, conversion rights, and conditions under which the Shareholders of the several Series or the several Classes of any Series of Shares shall have separate voting rights or no voting rights. Except as otherwise provided as to a particular Series herein, or in the Certificate of Designation therefor, the Trustees shall have all the rights and powers, and be subject to all the duties and obligations, with respect to each such Series and the assets and affairs thereof as they have under this Declaration with respect to the Trust and the Trust Property in general. Separate and distinct records shall be maintained for each Series and the assets associated with any Series shall be held in separate and distinct records (directly or indirectly, including through a nominee or otherwise) and accounted for in such separate and distinct records separately from the other assets of the Trust or any other Series.

(d)           Consideration for Shares. The Trustees may issue Shares of any Series for such consideration (which may include property subject to, or acquired in connection with the assumption of, liabilities) and on such terms as they may determine (or for no consideration if pursuant to a Share dividend or split-up), all without action or approval of the Shareholders. All Shares when so issued on the terms determined by the Trustees shall be fully paid and nonassessable (but may be subject to mandatory contribution back to the Trust as provided in Section 6.1(j) hereof). The Trustees may classify or reclassify any unissued Shares, or any Shares of any Series previously issued and reacquired by the Trust, into Shares of one or more other Series that may be established and designated from time to time.

(e)           Assets Belonging to Series. Any portion of the Trust Property allocated to a particular Series, and all consideration received by the Trust for the issue or sale of Shares of such Series, together with all assets in which such consideration is invested or reinvested, all interest, dividends, income, earnings, profits and gains therefrom, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be held by the Trustees in trust for the benefit of the holders of Shares of that Series and shall irrevocably belong to that Series for all purposes, and shall be so recorded upon the books of account of the Trust, and the Shareholders of such Series shall not have, and shall be conclusively deemed to have waived, any claims to the assets of any Series of which they are not Shareholders. Such consideration, assets, interest, dividends, income, earnings, profits, gains and proceeds, together with any General Items (as defined below) allocated to that Series as provided in the following sentence, are herein referred to collectively as assets "belonging to" that Series. In the event that there are any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series (collectively, “General Items”), the Trustees shall allocate such General Items to and among any one or more of the Series established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable; and any General Items so allocated to a particular Series shall belong to and be part of the assets belonging to that Series. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes.

(f)           Liabilities of Series. The assets belonging to each particular Series shall be charged with the liabilities in respect of that Series and all expenses, costs, charges and reserves attributable to that Series, and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as pertaining to any particular Series shall be allocated and charged by the Trustees to and among any one or more of the Series established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. The indebtedness, expenses, costs, charges and reserves allocated and so charged to a particular Series are herein referred to as “liabilities of” that Series. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes. Any creditor of any Series may look only to the assets belonging to that Series to satisfy such creditor's debt.

 (g)           Liquidation. Subject to Article 11 hereof, in the event of the liquidation or dissolution of the Trust, the Shareholders of each Series of which Shares are outstanding shall be entitled to receive, when and as declared by the Trustees, the excess of the assets belonging to that Series over the liabilities of such Series. The assets so distributable to the Shareholders of any particular Series shall be distributed among such Shareholders in proportion to the number of Shares of that Series held by them and recorded on the books of the Trust. The liquidation of any particular Series may be authorized by vote of a Majority of the Trustees without the approval of Shareholders provided that Trustees shall provide at least thirty (30) days’ prior written notice to shareholders of the Trust, or any particular affected Series, of such liquidation.

(h)           Voting. The Shareholders shall have the voting rights set forth in or determined under Article X hereof.

(i)           Redemption by Shareholder. Each holder of Shares of a particular Series shall have the right at such times as may be permitted by the Trust, but no less frequently than required by the 1940 Act, to require the Series to redeem all or any part of his Shares of that Series at a redemption price equal to the net asset value per Share of that Series next determined in accordance with subsection (l) of this Section 6.1 after the Shares are properly tendered for redemption; provided, that the Trustees may from time to time, in their discretion, determine and impose a fee for such redemption and that the proceeds of the redemption of Shares (including a fractional Share) of any Class of a particular Series shall be reduced by the amount of any applicable contingent deferred sales charge or other sales charge, if any, payable on such redemption to the distributor of Shares of such Class pursuant to the terms of the initial issuance of the Shares of such Class (to the extent consistent with the 1940 Act or regulations or exemptions thereunder) and the Trust shall promptly pay to such distributor the amount of such deferred sales charge. Payment of the redemption price shall be in cash; provided, however, that if the Trustees determine, which determination shall be conclusive, that conditions exist which make payment wholly in cash unwise or undesirable, the Trust may make payment wholly or partly in Securities or other assets belonging to such Series at the value of such Securities or assets used in such determination of net asset value.  Notwithstanding the foregoing, the Trust may postpone payment of the redemption price and may suspend the right of the holders of Shares of any Series to require the Trust to redeem Shares of that Series during any period or at any time when and to the extent permissible under the 1940 Act.

(j)           Redemption at the Option of the Trust. The Trustees shall have the power to redeem Shares of any Series at a redemption price determined in accordance with Section 6.1(i), if at any time (i) the total investment in such account does not have a value of at least such minimum amount as may be specified in the Prospectus for such Series from time to time (ii) the number of Shares held in such account is equal to or in excess of a specified percentage of Shares of the Trust or any Series as set forth from time to time in the applicable Prospectus. In the event the Trustees determine to exercise their power to redeem Shares provided in this Section 6.1(j), the Shareholder shall be notified that the value of his account is less than the applicable minimum amount and shall be allowed 30 days to make an appropriate investment before redemption is processed.

(k)           Transfer. All Shares of each particular Series shall be transferable, but transfers of Shares of a particular Series will be recorded on the Share transfer records of the Trust applicable to that Series only at such times as Shareholders shall have the right to require the Trust to redeem Shares of that Series and at such other times as may be permitted by the Trustees.  Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereof and neither the Trustees nor any transfer agent or registrar nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer.

Any person becoming entitled to any Shares in consequence of the death, bankruptcy, or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded on the applicable register of Shares as the holder of such Shares upon production of the proper evidence thereof to the Trustees or a transfer agent of the Trust, but until such record is made, the Shareholder of record shall be deemed to be the holder of such for all purposes hereof, and neither the Trustees nor any transfer agent or registrar nor any officer or agent of the Trust shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law.

(l)           Equality. All Shares of each particular Series shall represent an equal proportionate interest in the assets belonging to that Series (subject to the liabilities of that Series), and each Share of any particular Series shall be equal to each other Share thereof; but the provisions of this sentence shall not restrict any distinctions between the several Classes of a Series permissible under this Section 6.1 or under Section 10. 1 hereof nor any distinctions permissible under Section 9.2 that may exist with respect to dividends and distributions on Shares of the same Series. The Trustees may from time to time divide or combine the Shares of any Class of a particular Series into a greater or lesser number of Shares of that Class of that Series without thereby changing the proportionate beneficial interest in the assets belonging to that Series or in any way affecting the rights of the holders of Shares of any other Series.

(m)           Rights of Fractional Shares. Any fractional Share of any Series shall carry proportionately all the rights and obligations of a whole Share of that Series, including rights and obligations with respect to voting, receipt of dividends and distributions, redemption of Shares, and liquidation of the Trust or of the Series to which they pertain.

(n)           Conversion Rights. (i) Subject to compliance with the requirements of the 1940 Act, the Trustees shall have the authority to provide that holders of Shares of any Series shall have the right to convert said Shares into Shares of one or more other Series, that holders of any Class of a Series of Shares shall have the right to convert said Shares of such Class into Shares of one or more other Classes of such Series, and that Shares of any Class of a Series shall be automatically converted into Shares of another Class of such Series, in each case in accordance with such requirements and procedures as the Trustees may establish.

(ii)           The number of Shares into which a convertible Share shall convert shall equal the number (including for this purpose fractions of a Share) obtained by dividing the net asset value per Share for purposes of sales and redemptions of the converting Share on the Conversion Date by the net asset value per Share for purposes of sales and redemptions of the Class or Series of Shares into which it is converting on the Conversion Date.

(iii)            On the Conversion Date, the Share converting into another Share will cease to accrue dividends and will no longer be deemed outstanding and the rights of the holders thereof (except the right to receive the number of target Shares into which the converting Shares have been converted and declared but unpaid dividends to the Conversion Date) will cease.

(iv)            The Trust will appropriately reflect the conversion of Shares of one Class or Series into Shares of another Class or Series on the first periodic statements of account sent to Shareholders of record affected which provide account information with respect to a reporting period which includes the date such conversion occurred.

(o)           Combination of Series.  The Trustees shall have the authority, without the approval of the Shareholders of any Series or Class unless otherwise required by applicable law, to combine the assets and liabilities held with respect to any two or more Series or Classes into assets and liabilities held with respect to a single Series or Class.

6.2 Rights of Shareholders. The Shares shall be personal property giving only the rights in this Declaration specifically set forth. The ownership of the Trust Property of every description, subject to Section 3.3 of this Declaration, is vested in the Trust and the right to conduct any business herein before described on behalf of the Trust is vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust nor can they be called upon to share or assume any losses of the Trust or, subject to the right of the Trustees to charge certain expenses directly to Shareholders, as provided in Section 3.8, suffer an assessment of any kind by virtue of their ownership of Shares. The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights (except as specified in this Section 6.2, in Section 1.4 or as specified by the Trustees when creating the Shares, as in preferred shares).

Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms of this Declaration and the By-Laws and to have become a party hereto and thereto. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the same nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but only to the rights of said decedent under this Declaration of Trust.

6.3 Trust Only. It is the intention of the Trustees to create only the relationship of Trustee and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a trust. Nothing in this Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

6.4 Register of Shares. A register shall be kept at the offices of the Trust or any transfer agent duly appointed by the Trustees under the direction of the Trustees which shall contain the names and addresses of the Shareholders and the number of Shares held by them respectively and a record of all transfers thereof. Separate registers shall be established and maintained for each Class or Series of Shares. Each such register shall be conclusive as to who are the holders of the Shares of the applicable Class or Series of Shares and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him as herein provided, until he has given his address to a transfer agent or such other officer or agent of the Trustees as shall keep the register for entry thereon. The Trustees, in their discretion, may authorize the issuance of share certificates and promulgate appropriate fees therefor and rules and regulations as to their use.

6.5 Transfer Agent and Registrar. The Trustees shall have power to employ a transfer agent or transfer agents, and a registrar or registrars, with respect to the Shares. The transfer agent or transfer agents may keep the applicable register and record therein, the original issues and transfers, if any, of the said Shares. Any such transfer agents and/or registrars shall perform the duties usually performed by transfer agents and registrars of certificates of stock in a corporation, as modified by the Trustees.

6.6 Notices. Any and all notices to which any Shareholder hereunder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Shareholder of record at his last known address as recorded on the applicable register of the Trust.

ARTICLE VII
Custodians

7.1 Appointment and Duties. The Trustees shall at all times employ a Custodian or Custodians, meeting the qualifications for custodians for portfolio securities of investment companies contained in the 1940 Act, as Custodian with respect to the assets of the Trust. Any Custodian shall have authority as agent of the Trust with respect to which it is acting as determined by the Custodian agreement or agreements, but subject to such restrictions, limitations and other requirements, if any, as may be contained in the By-Laws of the Trust and the 1940 Act:

(1)	to hold the securities owned by the Trust and deliver the same upon written order;

(2)	to receive any receipt for any moneys due to the Trust and deposit the same in its own banking department (if a bank) or elsewhere as the Trustees may direct;

(3)	to disburse such funds upon orders or vouchers;

(4)	if authorized by the Trustees, to keep the books and accounts of the Trust and furnish clerical and accounting services; and

(5)	if authorized to do so by the Trustees, to compute the net income or net asset value of the Trust; all upon such basis of compensation as may be agreed upon between the Trustees and the Custodian.

The Trustees may also authorize each Custodian to employ one or more sub−custodians from time to time to perform such of the acts and services of the Custodian and upon such terms and conditions, as may be agreed upon between the Custodian and such sub−custodian and approved by the Trustees, provided that in every case such sub−custodian shall meet the qualifications for custodians contained in the 1940 Act.

7.2 Central Certificate System. Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the Custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, or such other Person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular Class of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust.

ARTICLE VIII
Redemption

8.1 Redemptions. Shareholders of the Trust have a restricted ability to redeem Shares, as provided in Section 6.1(i) and the Registration Statement of the Trust relating to the Shares or the Series or Class thereof, as such registration statement may be amended from time to time.

8.2 Disclosure of Holding. The holders of Shares or other securities of the Trust shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares or other securities of the Trust as the Trustees deem necessary to comply with the provisions of the Code, the 1940 Act or other applicable laws or regulations, or to comply with the requirements of any other taxing or regulatory authority.

ARTICLE IX
Determination of Net Asset Value,
Net Income and Distributions

9.1 Net Asset Value. The net asset value of each outstanding Share of the Trust shall be determined at such time or times on such days as the Trustees may determine, in accordance with the 1940 Act. The method of determination of net asset value shall be determined by the Trustees and shall be as set forth in the Registration Statement or as may otherwise be determined by the Trustees. The power and duty to make the net asset value calculations may be delegated by the Trustees and shall be as generally set forth in the Registration Statement or as may otherwise be determined by the Trustees.

9.2 Distributions to Shareholders. (a) Dividends and distributions on Shares of a particular Series may be paid with such frequency as the Trustees may determine, which may be daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine, to the Shareholders of that Series, from such of the income, accrued or realized, and capital gains, realized or unrealized, and out of the assets belonging to that Series, as the Trustees may determine, after providing for actual and accrued liabilities of that Series. All dividends and distributions on Shares of a particular Series shall be distributed pro rata to the Shareholders of that Series in proportion to the number of such Shares held by such holders at the date and time of record established for the payment of such dividends or distributions, except that the dividends and distributions of investment income and capital gains with respect to each Class of Shares of a particular Series shall be in such amount as may be declared from time to time by the Trustees, and such dividends and distributions may vary as between such Classes to reflect differing allocations of the expenses of the Series between the Shareholders of such several Classes and any resultant differences between the net asset value of such several Classes to such extent and for such purposes as the Trustees may deem appropriate and further except that, in connection with any dividend or distribution program or procedure, the Trustees may determine that no dividend or distribution shall be payable on Shares as to which the Shareholder's purchase order and/or payment have not been received by the time or times established by the Trustees under such program or procedure, or that dividends or distributions shall be payable on Shares which have been tendered by the holder thereof for redemption or repurchase, but the redemption or repurchase proceeds of which have not yet been paid to such Shareholder. Such dividends and distributions may be made in cash, property or Shares of any Class of that Series or a combination thereof as determined by the Trustees, or pursuant to any program that the Trustees may have in effect at the time for the election by each Shareholder of the mode of the making of such dividend or distribution to that Shareholder. Any such dividend or distribution paid in Shares will be paid at the net asset value thereof as determined in accordance with Section 9.1.

(b)           Distributions pursuant to this Section 9.2 may be among the Shareholders of record of the applicable Class or Series of Shares at the time of declaring a distribution or among the Shareholders of record at such later date as the Trustees shall determine and specify.

(c)           The Trustees may always retain from the net profits such amount as they may deem necessary to pay the debts or expenses of the Trust or to meet obligations of the Trust, or as they otherwise may deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business.

(d)           Inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof on the books, the above provisions shall be interpreted to give the Trustees the power in their discretion to distribute for any fiscal year as ordinary dividends and as capital gains distributions, respectively, additional amounts sufficient to enable the Trust to avoid or reduce liability for taxes.

9.3 Power to Modify Foregoing Procedures. Notwithstanding any of the foregoing provisions of this Article IX, the Trustees may prescribe, in their absolute discretion except as may be required by the 1940 Act, such other bases and times for determining the per share asset value of the Trust’s Shares or net income, or the declaration and payment of dividends and distributions as they may deem necessary or desirable for any reason, including to enable the Trust to comply with any provision of the 1940 Act, or any other applicable law, or any order of exemption issued by the Commission, all as in effect now or hereafter amended or modified.

ARTICLE X
Shareholders

10.1 Voting Powers. The Shareholders shall have power to vote only with respect to (a) the election of Trustees as provided in Section 2 of this Article; (b) the removal of Trustees as provided in Article II, Section 2.3; (c) any investment advisory or management contract as provided in Article IV, Section 4.1; (d) the amendment of this Declaration to the extent and as provided in Article XI, Section 11.4; and (f) such additional matters relating to the Trust as may be required or authorized by law, this Declaration, or the By-Laws or any registration of the Trust with the Commission or any State, or as the Trustees may consider desirable.

On any matter submitted to a vote of the Shareholders, all Shares shall be voted by individual Series or Class, except (a) when required by the 1940 Act, Shares shall be voted in the aggregate and not by individual Series or Class, and (b) when the Trustees have determined that the matter affects the interests of more than one Series or Class, then the Shareholders of all such Series or Classes shall be entitled to vote thereon. As determined by the Trustees without the vote or consent of Shareholders, on any matter submitted to a vote of Shareholders either (i) each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote or (ii) each dollar of Net Asset Value (number of Shares owned times Net Asset Value per share of such Series or Class, as applicable) shall be entitled to one vote on any matter on which such Shares are entitled to vote and each fractional dollar amount shall be entitled to a proportionate fractional vote. Without limiting the power of the Trustees in any way to designate otherwise in accordance with the preceding sentence, the Trustees hereby initially establish that each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy or in any manner provided for in the By-Laws. The By-Laws may provide that proxies may be given by any electronic or telecommunications device or in any other manner, but if a proposal by anyone other than the officers or Trustees is proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Trustees, Shares may be voted only in person or by written proxy. Until Shares of a Series are issued, as to that Series the Trustees may exercise all rights of Shareholders and may take any action required or permitted to be taken by Shareholders by law, this Declaration or the By-Laws. Meetings of Shareholders shall be called and notice thereof and record dates therefor shall be given and set as provided in the By-Laws.

10.2 Meetings; Notice of Meeting. Notice of all meetings of Shareholders, stating the time, place and purposes of the meeting, shall be given by the Trustees to each Shareholder of record entitled to vote thereat at the time and in the manner specified in the By-Laws. Only the business stated in the notice of the meeting shall be considered at such meeting. Any adjourned meeting may be held as adjourned one or more times without further notice not later than 180 days after the record date.

10.3 Quorum and Required Vote. (a) Except where a higher quorum is required by applicable law, the By-Laws or this Declaration, the holders of one third (33−1/3%) of the Shares entitled to vote on any matter at a meeting present in person or by proxy shall constitute a quorum at such meeting of the Shareholders for purposes of conducting business on such matter. The absence from any meeting, in person or by proxy, of a quorum of Shareholders for action upon any given matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if there shall be present thereat, in person or by proxy, a quorum of Shareholders in respect of such other matters.

(b)           Subject to any provision of applicable law or stock exchange rules, this Declaration or a resolution of the Trustees specifying a greater or a lesser vote requirement for the transaction of any item of business at any meeting of Shareholders, (i) in all matters other than the election of Trustees, the affirmative vote of a majority of votes cast by the Shareholders entitled to vote on the subject matter at a meeting at which a quorum is present shall be the act of the Shareholders entitled to vote with respect to such matter, and (ii) in an election of Trustees, the qualified nominees receiving the highest numbers of votes cast by the shareholders entitled to vote at a meeting at which a quorum is present, up to the number of Trustees to be elected at such meeting, shall be elected.

10.4 Proxies, etc. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by properly executed proxy (or any other alternative permitted under the By-Laws), provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of a majority of the Trustees, proxies may be solicited in the name of one or more Trustees or one or more of the officers or employees of the Trust. No proxy shall be valid after the expiration of 11 months from the date thereof, unless otherwise provided in the proxy. Only Shareholders of record shall be entitled to vote.  When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such Share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

10.5 Shareholder Action by Written Consent. Any action which may be taken at any meeting of Shareholders may be taken without a meeting and without prior notice if a consent or consents in writing setting forth the action so taken is signed by the holders of Shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all Shares entitled to vote on that action were present and voted. All such consents shall be filed with the secretary of the Trust and shall be maintained in the Trust’s records. Any Shareholder giving a written consent or the Shareholder’s proxy-holders or a transferee of the Shares or a personal representative of the Shareholder or its respective proxy-holder may revoke the consent by a writing received by the secretary of the Trust before written consents of the number of Shares required to authorize the proposed action have been filed with the secretary.

If the consents of all Shareholders entitled to vote have not been solicited in writing and if the unanimous written consent of all such Shareholders shall not have been received, the secretary shall give prompt notice of the action taken without a meeting to such Shareholders. This notice shall be given in the manner specified in the By-Laws.

10.6 Record Dates. For purposes of determining the Shareholders entitled to notice of any meeting or to vote or entitled to give consent to action without a meeting, the Trustees may fix in advance a record date which shall not be more than 120 days nor less than 10 days before the date of any such meeting.

If the Trustees do not so fix a record date:

(a)           The record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the business day before the notice is given or, if notice is waived, at the close of business on the business day which is five (5) business days before the day on which the meeting is held.

(b)           The record date for determining Shareholders entitled to give consent to action in writing without a meeting, (i) when no prior action by the Trustees has been taken, shall be the day on which the first written consent is given, or (ii) when prior action of the Trustees has been taken, shall be at the close of business on the day on which the Trustees adopts the resolution taking such prior action.

For the purpose of determining the Shareholders of any Series or Class who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a date, which shall be before the date for the payment of such dividend or such other distribution, as the record date for determining the Shareholders of such Series or Class having the right to receive such dividend or distribution. Nothing in this Section shall be construed as precluding the Trustees from setting different record dates for different Series or Classes.

10.7 Additional Provisions. The By-Laws may include further provisions for Shareholders’ votes, meetings and related matters.

ARTICLE XI
Duration; Termination of Trust; Amendment; Mergers, Etc.

11.1 Duration. Subject to possible termination in accordance with the provisions of Section 11.2 hereof, the Trust created hereby shall have perpetual existence. The death, declination, resignation, retirement, removal or incapacity of the Trustees, or any one of them, shall not operate to terminate or annul the Trust or to revoke any existing agency or delegation or authority pursuant to the terms of this Declaration or of the By-Laws.

11.2 Termination. (a) Unless dissolved, wound-up and terminated as provided herein, the Trust shall continue without limitation of time.  The Trustees in their sole discretion may dissolve the Trust.

(b)           Subject to Section 6.1(g), upon the requisite action by the Trustees to dissolve the Trust or any one or more Series of Shares or any Class thereof, after paying or otherwise providing for all charges, taxes, expenses, claims, obligations and liabilities, whether due, accrued, anticipated, conditional, contingent, unmatured, known or likely to arise, of the Trust or of the particular Series or Class thereof as may be determined by the Trustees, the Trust shall in accordance with such procedures as the Trustees may consider appropriate wind up and reduce the remaining assets of the Trust or of the affected Series or Class to distributable form in cash or Shares (if any Series remain) or other securities, or any combination thereof, and distribute the proceeds to the Shareholders of the Series or Classes involved, ratably according to the number of Shares of such Series or Class held by the Shareholders of such Series or Class on the date of distribution.  Thereupon and, in the case of the Trust upon the filing of the certificate of cancellation, the Trust or any affected Series or Class shall terminate and the Trustees and the Trust shall be discharged from any and all further liabilities and duties relating thereto or arising therefrom, and the right, title, and interest of all parties with respect to the Trust or such Series or Class shall be canceled or discharged.

(c)           Upon dissolution of the Trust, following completion of winding up of its business, the Trustees shall cause a certificate of cancellation of the Trust’s Certificate of Trust to be filed in accordance with the Delaware Act, which certificate of cancellation may be signed by any one Trustee.

11.3 Reorganization.

(a)            Notwithstanding anything else herein, the Trustees may, without Shareholder approval unless such approval is required by applicable law, (i) cause the Trust to merge or consolidate with or into or transfer its assets and any liabilities to one or more trusts (or series thereof to the extent permitted by law), partnerships, associations, corporations or other business entities created by the Trustees to accomplish such merger or consolidation or transfer of assets and any liabilities) so long as the surviving or resulting entity is an investment company as defined in the 1940 Act, or is a series thereof, that will succeed to or assume the Trust’s registration under the 1940 Act and that is formed, organized, or existing under the laws of the United States or of a state, commonwealth, possession or colony of the United States, unless otherwise permitted under the 1940Act, (ii) cause any one or more Series (or Classes) of the Trust to merge or consolidate with or into or transfer its assets and any liabilities to any one or more other Series (or Classes) of the Trust, one or more trusts (or series or classes thereof to the extent permitted by law), partnerships, associations, corporations, (iii) cause the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law or (iv) cause the Trust to reorganize as a corporation, limited liability company or limited liability partnership under the laws of Delaware or any other state or jurisdiction.  .

(b)           Pursuant to and in accordance with the provisions of Section 3815(f) of the Delaware Act, and notwithstanding anything to the contrary contained in this Declaration of Trust, an agreement of merger or consolidation or exchange or transfer of assets and liabilities approved by the Trustees in accordance with this Section 11.3 may (i) effect any amendment to the governing instrument of the Trust or (ii) effect the adoption of a new governing instrument of the Trust if the Trust is the surviving or resulting trust in the merger or consolidation.

(c)           The Trustees may create one or more statutory trusts to which all or any part of the assets, liabilities, profits, or losses of the Trust or any Series or Class thereof may be transferred and may provide for the conversion of Shares in the Trust or any Series or Class thereof into beneficial interests in any such newly created trust or trusts or any series or classes thereof.

11.4 Amendment Procedure. (a) The Trustees may, without any Shareholder vote, amend or otherwise supplement this Declaration by making an amendment, a Declaration of Trust supplemental hereto or an amended and restated trust instrument; provided, that Shareholders shall have the right to vote on any amendment: (i) which would affect the voting rights of Shareholders granted in Section 2.1, Section 2.2, Section 2.3, Section 3.9, Section 5.1, Section 5.2, (ii) to this Section 11.4, (iii) required to be approved by Shareholders by law or by the Trust’s Registration Statement(s) filed with the Commission, and (iv) submitted to them by the Trustees in their discretion. Any amendment submitted to Shareholders which the Trustees determine would affect the Shareholders of any Series shall be authorized by vote of the Shareholders of such Series and no vote shall be required of Shareholders of a Series not affected. Notwithstanding anything else herein, any amendment to Article V which would have the effect of reducing the indemnification and other rights provided thereby to Trustees, officers, employees, and agents of the Trust or to Shareholders or former Shareholders, and any repeal or amendment of this sentence shall each require the affirmative vote of the holders of two-thirds of the Outstanding Shares of the Trust entitled to vote thereon and no such amendment shall affect the right to indemnification of any person who is no longer a Trustee, Officer or employee or agent at the time of such amendment.

(b)           An amendment duly adopted by the requisite vote of the Trustees and, if required, the Shareholders as aforesaid, shall become effective at the time of such adoption or at such other time as may be designated by the Trustees or Shareholders, as the case may be. A certification in recordable form signed by a majority of the Trustees setting forth an amendment and reciting that it was duly adopted by the Trustees and, if required, the Shareholders as aforesaid, or a copy of the Declaration, as amended, in recordable form, and executed by a majority of the Trustees, shall be conclusive evidence of such amendment when lodged among the records of the Trust or at such other time designated by the Trustees.

Notwithstanding any other provision hereof, until such time as any Series of the Trust has been created and Shares have been issued, this Declaration may be terminated or amended in any respect by the affirmative vote of a majority of the Trustees or by an instrument signed by a majority of the Trustees.

ARTICLE XII
Miscellaneous

12.1 Filing. This Declaration and any amendment or supplement hereto shall be filed in such places as may be required or as the Trustees deem appropriate. Each amendment or supplement shall be accompanied by a certificate signed and acknowledged by a Trustee stating that such action was duly taken in a manner provided herein, and shall, upon insertion in the Trust’s minute book, be conclusive evidence of all amendments contained therein. A restated Declaration, containing the original Declaration and all authorized amendments and supplements theretofore made, may be executed from time to time by a majority of the Trustees and shall, upon insertion in the Trust’s minute book, be conclusive evidence of all authorized amendments and supplements contained therein and may thereafter be referred to in lieu of the original Declaration and the various amendments and supplements thereto.

12.2  Resident Agent.  The Trust shall maintain a resident agent in the State of Delaware, which agent shall be Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801. The Trustees may designate a successor resident agent, provided, however, that such appointment shall not become effective until written notice thereof is delivered to the office of the Secretary of the State.

12.3 Governing Law. This Declaration is executed by the Trustees and delivered in the State of Delaware and with reference to the laws thereof, and the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to laws of said State and reference shall be specifically made to the Delaware Act as to the construction of matters not specifically covered herein or as to which an ambiguity exists, although such law shall not be viewed as limiting the powers otherwise granted to the Trustees hereunder and any ambiguity shall be viewed in favor of such powers.

12.4 Counterparts. This Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

12.5 Reliance by Third Parties. Any certificate executed by an individual who, according to the records of the Trust, or of any recording office in which this Declaration may be recorded, appears to be a Trustee hereunder, certifying to: (a) the number or identity of Trustees or Shareholders, (b) the name of the Trust, (c) the due authorization of the execution of any instrument or writing, (d) the form of any vote passed at a meeting of Trustees or Shareholders, (e) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration, (f) the form of any By-Laws adopted by or the identity of any officers elected by the Trustees, or (g) the existence of any fact or facts which in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any person dealing with the Trustees and their successors.

12.6 Provisions in Conflict with Law or Regulation. (a) The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.

(b) If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.

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IN WITNESS WHEREOF, the undersigned, being the sole initial Trustee of the Trust, has executed this instrument effective as of the 18th day of March, 2009.

/s/ J. DOWE BYNUM

J. Dowe Bynum
Initial Sole Trustee